Exhibit 10.1
AGREEMENT
RECITALS
WHEREAS, Kolorfusion International, Inc. (“Kolorfusion”) filed a civil lawsuit against Stephen R. Nagel (“Nagel”) in Arapahoe County District Court, Case No. 2009CV463, State of Colorado, (“the Litigation”) on February 23, 2009. The Litigation relates to disputes over the management of Kolorfusion.
WHEREAS, Nagel wishes to avoid the costs of further litigation, without admission of liability or wrongdoing, and to settle and finally resolve this dispute on the terms and conditions set forth herein.
NOW THEREFORE, Stephen R. Nagel, in consideration for the dismissal, without prejudice, of the Litigation brought by Kolorfusion International, Inc. (“Kolorfusion”), agrees as follows:
TERMS OF AGREEMENT
1. In return for the dismissal of the Litigation without prejudice, Nagel agrees that:
a.	The February 13, 2009 special meeting of the board of directors of Kolorfusion was properly noticed and held.

b.	Nagel no longer is president or any other officer of Kolorfusion.

c.	Nagel no longer is an employee of Kolorfusion.

d.	Nagel will not enter the premises of Kolorfusion except upon the express invitation of the board of directors.

e.	The February 11, 2009 attempted removal of Thomas Gerschman as a director of Kolorfusion was ineffective.

f.	The February 12, 2009 attempted appointment of Arnold Tinter as a director of Kolorfusion was ineffective.

g.	Within twenty-four hours of signing this agreement, Nagel will notify all banks with whom Kolorfusion currently has bank accounts that Nagel no longer is a signatory on those accounts. Nagel will provide evidence of notification to Kolorfusion’s counsel within two hours of making such notification.

h.	As long as Nagel remains a director of Kolorfusion, Nagel will agree to act in accordance with the standard of care required by federal and state statutes.

i.	Subject to the provisions of section 5 below, Nagel will comply with the actions mandated to him by the February 13, 2009, Resolutions of Kolorfusion’s directors, as set forth in the Minutes of Meeting of Board of Directors of Kolorfusion International, Inc., which are attached hereto and incorporated herein by reference.
2. Dismissal of Litigation. Upon the Parties’ execution of this Agreement, Kolorfusion shall dismiss the Litigation, without prejudice, each party to bear his or its own attorney fees and costs.
3. Limited Waivers.
A. Kolorfusion hereby waives any claims it may have, if any, against Nagel, for:
i. continuing to hold himself out as president of Kolorfusion from February 13, 2009, to the point in time Nagel signs this Agreement;
ii. the ineffective removal of Thomas Gerschman as director of Kolorfusion and the related form 8K filing with the United States Securities and Exchange Commission; and
iii. the ineffective appointment of Arnold Tinter as director of Kolorfusion and the related form 8K filing with the United States Securities and Exchange Commission.
However, nothing in this Limited Waiver shall be construed as a waiver or release of any claims Kolorfusion may have against Nagel for any acts or omissions by Mr. Nagel before or after February 13, 2009, except as expressly set forth in this Limited Waiver provision.
B. Nagel hereby waives any claims he may have, if any, against Kolorfusion or its officers or directors, that the February 13, 2009, meeting of directors was not a duly called and held meeting held in accordance with the company’s governing documents and the Colorado Business Corporation Act.
4. Nagel hereby represents that, since February 13, 2009, he has not entered into any agreements with any third parties which will bind Kolorfusion in the future.
5. No Release. Except as provided in Paragraph 3 of this Agreement (Limited Waivers), no Party to this Agreement releases any other Party from past, present and future claims, damages, or causes of action of any kind.

6. Consultation with an Attorney. Nagel acknowledges that this Agreement has important legal consequences and also acknowledges that he has been advised to consult an attorney before signing this Agreement.
7. Entire Agreement. This Agreement, together with any other instruments or agreements referred to herein, constitutes the entire agreement with respect to the subject matter hereof, and there are no other representations, warranties, or agreements, except as provided herein.
8. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.
9. Attorney Fees. In the event any judicial or other adversarial proceeding concerning this Agreement, the substantially prevailing party shall be entitled to recover all of its reasonable attorney fees and other costs, in addition to any other relief to which it may be entitled.
10. Venue. The Parties agree that any action to enforce this Agreement shall be brought in the District Court for Arapahoe County, Colorado, with all Parties hereto hereby agreeing and stipulating that such Court has jurisdiction over them and over such an action.
Dated this 26th day of February, 2009.

STEPHEN R. NAGEL

/s/

Date: February 25, 2009

KOLORFUSION INTERNATIONAL, INC.

By:	/s/ Name:Thomas Gerschman
Title: CEO

Date: February 25, 2009